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                                  EXHIBIT 10.9

                          AGREEMENT AND GENERAL RELEASE

         EG&G, Inc., 45 William Street, Wellesley, Massachusetts, 02181, its affiliates, subsidiaries, divisions, successors and assigns and the employees, officers, directors and agents thereof (collectively referred to throughout this Agreement as "EG&G"), and John F. Alexander, II, 16 Liberty Drive, Southborough, MA, ("Alexander") agree that:

         1. DATE OF CESSATION OF EMPLOYMENT. Alexander may at his election submit a letter to EG&G terminating his employment and his Employment Agreement dated November 1, 1993 effective December 31, 1999 or such earlier date after December 31, 1998 as may be determined by Alexander.

         2. CONSIDERATION. In consideration for signing this Agreement and General Release and compliance with the promises made herein, EG&G agrees:

            a. to pay to Alexander one lump sum in the amount of Six Hundred Fourteen Thousand Dollars ($614,000) less lawful deductions, and appropriate withholdings provided that EG&G has received a letter from Alexander in the form attached hereto as Exhibit "A" at least twenty-one (21) days prior to the receipt of the consideration to be paid by EG&G hereunder and provided that Alexander did not revoke this Agreement pursuant to paragraph 4, said payment shall be deemed to be salary and a management incentive bonus payment attributable to work performed in the calendar year paid;

            b. to pay Alexander his full EVA incentive payment for 1998 less lawful deductions said payment to be made at the time such EVA payments are made to other officers;

            c. to allow Alexander to receive the Company car then currently assigned to him without charge, all taxes related thereto shall be paid by Alexander;

            d. to allow Alexander to keep the laptop computer currently being used by him;

            e. to pay a lump sum of $10,000 to be used for out placement services, training, job search related costs or relocation, said payment will be subject to appropriate tax withholdings;

            f. to continue until December 31, 1999 or until Alexander becomes eligible for other comparable coverage whichever comes first, Alexander' same medical and dental coverage as was in effect immediately prior to December 31, 1998, the cost of said coverage to

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be borne by the Company;

              g. to pay the Company match in the EG&G Savings Plan for the 1998 Plan year; and

              h. all Employee Stock Options granted by EG&G to Alexander shall be deemed to have been vested as of December 31, 1998. Said options shall be exercisable until the earlier of the expiration dates specified in such options or two years following the date of resignation specified in the letter of resignation.

         3. NO CONSIDERATION ABSENT EXECUTION OF THIS AGREEMENT. Alexander understands and acknowledges that he will not receive and will not be entitled to any of the items "a-h" above until ten (10) business days after the Company received from Alexander the letter in the form attached hereto as Exhibit A. Alexander also understands and acknowledges that he is responsible for the payment of all federal, state and payroll taxes associated with items "a-h" above.

         4. REVOCATION. Alexander may revoke this Agreement and General Release for a period of seven (7) days following the day he executes this Agreement and General Release. Any revocation within this period must be submitted, in writing, to Murray Gross, Senior Vice President and General Counsel, and state, "I hereby revoke my acceptance of our Agreement and General Release." The revocation must be personally delivered to Mr. Gross or his designee, or mailed to Mr. Gross at EG&G, 45 William Street, Wellesley, Massachusetts 02181 and postmarked within seven (7) days of execution of this Agreement and General Release. This Agreement and General Release shall not become effective or enforceable until the revocation period has expired. If the last day of the revocation period is a Saturday, Sunday, or legal holiday in Massachusetts, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday.

         5. GENERAL RELEASE OF CLAIMS. ALEXANDER KNOWINGLY AND VOLUNTARILY RELEASES AND FOREVER DISCHARGES EG&G, OF AND FROM ANY AND ALL CLAIMS, KNOWN AND UNKNOWN, which against EG&G, Alexander, his heirs, executors, administrators, successors, and assigns (referred to collectively throughout this Agreement as "Alexander") have or may have AS OF THE DATE OF EXECUTION OF THIS AGREEMENT AND GENERAL RELEASE, including, but not limited to, any alleged violation of:


         -    The National Labor Relations Act, as amended;

         -    Title VII of the Civil Rights Act of 1964, as amended;

         -    The Civil Rights Act of 1991

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         -    Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

         -    The Employee Retirement Income Security Act of 1974, as amended;

         -    The Immigration Reform Control Act, as amended;

         -    The Americans with Disabilities Act of 1990, as amended;

         -    The Age Discrimination in Employment Act of 1967, as amended;

         -    The Fair Labor Standards Act, as amended;

         -    The Occupational Safety and Health Act, as amended;

         -    The Family and Medical Leave Act of 1993;

         -    The Massachusetts Law Against Discrimination, G.L., c. 151B;

         -    The Massachusetts Civil Rights Act, G.L. c. 12, sec sec 11H and
              11I;

         -    The Massachusetts Equal Rights Law, G.L. c. 93;

         -    The Massachusetts Wage and Hour Laws, G.L. c.s 149 and 151;

         - The Massachusetts Privacy Statute, G.L. c. 214, sec 1B, as amended;

         - any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance;

         -    any public policy, contract, tort, or common law; or

         - any allegation for costs, fees, or other expenses including attorneys' fees incurred in these matters.


         6. NO CLAIMS EXIST. Alexander confirms that no charge, complaint, or action exists in any forum or form. In the event that any such claim, charge, complaint or action is filed, Alexander shall not be entitled to recover any relief or recovery therefrom, including


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costs and attorney's fees. Alexander acknowledges that he understands that if this Agreement were not signed, Alexander would have the right to voluntarily assist other individuals or entities in bringing claims against EG&G. Alexander hereby waives that right and he will not provide any such assistance other than assistance in an investigation or proceeding conducted by the United States Equal Employment Opportunity Commission. EG&G and Alexander further agree that Alexander may provide information pursuant to any valid subpoena.

         7. CONFIDENTIALITY. Alexander agrees not to disclose or cause to be disclosed any information regarding the existence or substance of this Agreement and General Release, other than to an attorney with whom Alexander chooses to consult regarding his consideration of this Agreement and General Release, his immediate family, tax advisors or as required by law. Alexander agrees to instruct all of his representatives, including, without limitation, his attorney, immediate family and tax advisors, if applicable, not to disclose or cause to be disclosed any information regarding the existence or substance of this Agreement and General Release, except as required by law.

         8. GOVERNING LAW AND INTERPRETATION. This Agreement and General Release shall be governed and conformed in accordance with the laws of the Commonwealth of Massachusetts without regard to its conflict of laws provision. Should any provision of this Agreement and General Release be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement and General Release in full force and effect. However, if any portion of the general release language were ruled to be unenforceable for any proceeding initiated by Alexander, Alexander shall return the consideration paid hereunder to EG&G.

         9. NONADMISSION OF WRONGDOING. Alexander agrees that neither this Agreement and General Release nor the furnishing of the consideration for this Release shall be deemed or construed at anytime for any purpose as an admission by EG&G of any liability or unlawful conduct of any kind.

         10. AMENDMENT. This Agreement and General Release may not be modified, altered or changed except upon express written consent of both parties wherein specific reference is made to this Agreement and General Release.

         11. ENTIRE AGREEMENT. This Agreement and General Release sets forth the entire agreement between the parties hereto, and fully supersedes any prior agreements between the parties, except Alexander agrees to abide by the agreement contained in paragraph 4(b) of the Employment Agreement between Alexander and EG&G made as of November 1, 1993. Alexander acknowledges that he has not relied on any representations, promises, or agreements of any kind made to him in connection with his decision to sign this Agreement and

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General Release, except for those set forth in this Agreement and General
Release.

         ALEXANDER HAS BEEN ADVISED THAT HE HAS AT LEAST TWENTY-ONE (21) DAYS TO CONSIDER THIS AGREEMENT AND GENERAL RELEASE AND HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS AGREEMENT AND GENERAL RELEASE.

         ALEXANDER AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT AND GENERAL RELEASE DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE DAY CONSIDERATION PERIOD.

         HAVING ELECTED TO EXECUTE THIS AGREEMENT AND GENERAL RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THEREBY THE SUMS AND BENEFITS SET FORTH IN PARAGRAPH "2" ABOVE, ALEXANDER FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS HE HAS OR MIGHT HAVE AGAINST EG&G.

         IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Agreement and General Release as of the date set forth below:

                                                      /s/John F. Alexander
                                                      --------------------------
                                                      John F. Alexander

                                                      Date:  November 2, 1998



                                                      EG&G, Inc.

                                                      By:/s/John M. Kucharski
                                                      --------------------------
                                                      Date:  November 2, 1998


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                                    EXHIBIT A





                                    ___________  ___, 1998




Murray Gross
Senior Vice President and General Counsel
EG&G, Inc.
45 William Street
Wellesley, MA 02181

         Re:      Agreement and General Release
                  -----------------------------
Dear Mr. Gross:

         On __________ ___, 1998 I executed an Agreement and General Release between EG&G and me. I was advised by EG&G, in writing, to consult with an attorney of my choosing, prior to executing this Agreement and General Release.

         More than seven (7) days have elapsed since I executed the above-mentioned Agreement and General Release. I have at no time revoked my acceptance or execution of that Agreement and General Release and hereby reaffirm my acceptance of that Agreement and General Release. Therefore, in accordance with the terms of our Agreement and General Release, I hereby request that EG&G begin payment of the monies described in paragraph 2 of that Agreement.

                                                     Very truly yours,



                                                     John F. Alexander, II

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                                    _________ ___, 1998




Mr. John F. Alexander
16 Liberty Drive
Southborough, MA  01772

         Re:      Agreement and General Release
                  -----------------------------

Dear Jack:

         This letter confirms that on _________ ___, 1998, I personally delivered to you the enclosed Agreement and General Release. You have until ____________ ___, 1998 [21 days after receipt by employee. Add extra days if the 21st day ends on a non-business day] to consider this Agreement and General Release. To this end, we advise you to consult with an attorney of your choosing prior to executing this Agreement and General Release.

                                          Very truly yours,

                                          EG&G, Inc.



                                          Murray Gross
                                          Senior Vice President &
                                          General Counsel